EXHIBIT 99.1

COSINE COMMUNICATIONS ANNOUNCES FINANCIAL RESULTS
FOR THE QUARTER ENDED MARCH 31, 2009

Los Gatos, California, May 11, 2009 - CoSine Communications, Inc. (Pink Sheets: COSN), today announced net loss of $155,000 or $(0.02) loss per share for the quarter ended March 31, 2009 as compared to net income of $52,000 or $0.01 per share for the quarter ended March 31, 2008.

CoSine’s strategic plan is to redeploy its existing resources to identify and acquire new business operations.

About Cosine Communications

CoSine Communications was founded in 1998 as a global telecommunications equipment supplier to empower service providers to deliver a compelling portfolio of managed, network-based IP and broadband services to consumers and business customers.  CoSine ceased its customer service operations effective December 31, 2006. CoSine’s strategic plan is to redeploy its existing resources to identify and acquire new business operations. CoSine’s redeployment strategy will involve the acquisition of one or more operating businesses with existing or prospective taxable earnings.  This strategy may allow CoSine to realize future cash flow benefits from its net operating loss carry-forwards (“NOLs”).  As of this date, no assurance can be given that CoSine will find suitable candidates, and if it does, that it will be able to utilize its existing NOLs.

Safe Harbor Warning

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which include, among others, statements concerning CoSine's expected financial performance, exploration of strategic alternatives, and business outlook, expected performance and developments. The company uses words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, CoSine’s ability to identify and effectuate desirable strategic acquisitions, the time and costs required to explore and investigate possible transactions and other corporate actions, management and board interest in and distraction due to exploring and investigating strategic alternatives, the reactions, either positive or negative, of investors, competitors, customers, employees and others to CoSine exploring and executing possible strategic acquisitions.  A detailed discussion of these factors and other risks that affect CoSine's business is contained in its SEC filings, including its most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors."  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. CoSine undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

For additional information contact:

Terry Gibson
(408) 399-6494
E-mail: Terry.Gibson@Cosinecom.com

CoSine Communications, Inc.
STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended
	March 31,
	2009	2008
Revenue:
Product	$-	$-
Service	-	-
Total revenue	-	-
Cost of revenue	-	-

Gross profit	-	-

Operating expenses:
Research and development	-	-
Sales and marketing	-	-
General and administrative	225	178
Total operating expenses	225	178

Loss from operations	(225)	(178)

Interest and other income	71	230

Income (loss) before income tax provision	(154)	52

Income tax provision	(1)	-

Net (loss) income	$(155)	$52

Basic net (loss) income per share	$(0.02)	$0.01
Diluted net (loss) income per share	$(0.02)	$0.01
Shares used in computing basic and diluted net income per share
Basic	10,091	10,091
Diluted

CoSine Communications, Inc.
CONDENSED BALANCE SHEETS
(in thousands)

	March 31, 2009	December 31,
	(Unaudited)	2008(1)

ASSETS
Current assets:
Cash and cash equivalents	$15,311	$9,155
Short-term investments	7,715	13,997
Other receivables	32	96
Prepaid expenses and other current assets	20	31
Total Current Assets	23,078	23,279
Long-Term Deposits	3	3
Total Assets	$23,081	$23,282

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$224	$207
Other accrued liabilities	20	53
Total liabilities	244	260

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	539,068	539,060
Accumulated other comprehensive income	50	88
Accumulated deficit	(516,282)	(516,127)
Total stockholders' equity	22,837	23,022
	$23,081	$23,282

(1) Amounts are derived from the December 31, 2008 audited financial statements.